FORM OF WARRANT - 1996

                                                                     EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                  NOT NEGOTIABLE AND RESTRICTED TRANSFERABILITY
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                           HEMISPHERx BIOPHARMA, INC.

Date: _________  ___, 1996                                        No. 96-XX-XX


         Hemispherx  Biopharma,  Inc., a Delaware  corporation  (the "Company"),
hereby         certifies         that,        for        value         received,
__________________________________________(the "Warrant Holder"), is entitled to subscribe for and purchase up to ___________ shares of the Company's Common Stock at a price equal to the "Exercise Price", subject to the provisions and upon the terms and conditions hereinafter set forth. This warrant is issued as requested and approved by the Board of Directors on _________________.

         This Warrant is subject to all of the terms and conditions specified below.

          1. Common Stock. The Common Stock of Hemispherx Biopharma, Inc. which at the date hereof consists of _________________ shares authorized, each share having a par value of $.001 per share, as designated in the Company's Certificate of Incorporation as amended from time to time.

          2.   Stock   Purchasable.   The  number  of  shares  of  Common  Stock
               purchasable   upon  the  total   exercise  of  this   Warrant  is
               ______________________ (__,______).

          3. Exercise Price. The price at which this Warrant is exercisable, unless such price is adjusted as described in Section 7, is $______ per share, in lawful funds of the United States of America ("Exercise Price").

          4. Expiration of Warrant. This Warrant shall expire and be no longer exercisable after 5:00 p.m. Eastern Time on _____________________ (Expiration Date").

          5. Exercise of Warrants. This Warrant may be exercised as of _________________. The purchase rights represented by this Warrant may be exercised, in whole or in part (but not less than 1,000 share increments), by the Warrantholder or its duly authorized attorney or representative at any time and from time to time while this Warrant is exercisable, upon presentation of this Warrant at the principal office of the Company, with the purchase form attached hereto duly completed and signed, and upon payment to the Company in cash or by certified check or bank draft of an amount equal to the number of shares being so purchased multiplied by the Exercise Price. Should Warrantholder elect to so surrender this Warrant, This Warrant shall be terminated thereafter, and Warrantholder shall have no other rights hereunder.


          6. Procedures. The Company agrees that the Warrantholder shall be deemed the record owner of the Stock as of the close of business on the date on which the Warrant shall have been presented and payment shall have been made for the Stock as aforesaid. Certificates for the shares of Stock so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding 15 days, after the exercise in full of the rights represented by this Warrant.

               If the Warrant is exercised in part
               only, the Company, upon surrender of this Warrant for cancellation, shall deliver a new Warrant evidencing the rights of the Warrantholder to purchase the balance of the shares of Stock which the Warrantholder is entitled to purchase hereunder.

          7. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events and in the manner described below.

          (a)  Reorganization,  Consolidation,  Merger,  etc.  In  case  of  any capital reclassification or reorganization or of any consolidation or merger of the Company with or into any other person, or any other corporate reorganization (other than a merger or consolidation in which the Company shall be the continuing or surviving entity and which does not result in any change in the Common Stock) or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the Holder, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Warrant Shares issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date as if this Warrant were fully vested and Holder had exercised this Warrant immediately prior thereto.

          (b) Split, Subdivision or Combination of Common Stock. If the Company at any time while this Warrant remains outstanding shall split, subdivide or combine the Common Stock or shall issue a dividend on the Common Stock payable in shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of a split, subdivision or stock dividend, and increased in the case of a combination.

          (c) Other Dividends and Distributions. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities or evidences of indebtedness of the Company or of other persons (other than shares of Common Stock in which case the provisions of paragraph (b) above shall apply) or (ii) assets or cash (excluding cash dividends paid or payable solely out of retained earnings), then in each case, the Holder on exercise hereof at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such dates the securities or such other assets of the Company to which Holder would have been entitled upon such date as if this Warrant were fully vested and Holder has exercised this Warrant immediately prior thereto.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

          (e) Statements of Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 7, the Company shall prepare a statement showing the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be by first class mail, postage prepaid, to the Holder at his/her address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (g) of this Section 7.

          (f) Effectiveness of Adjustment. Adjustment made pursuant to subsection (b) (c) and (d) of this Section 7 shall be made on the date such split, subdivision, dividend, combination or distribution, as the case may be is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such split, subdivision, dividend, combination or distribution.


          (g) Notices. In the event the Company shall propose to take any action of the types described in subsection (a) (b) or (c) of this Section 7, the Company shall give notice to the Holder, in the manner set forth in subsection (e) of this Section 7, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the number, kind or class of shares or other securities or property which shall be deliverable to the Holder upon exercise hereof following the occurrence of such action. In the case of any action which would require the fixing of a record date, such notice shall, to the extent practicable be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (h) Other Adjustments. In case at any time conditions arise by reason of action taken by the Company (expressly excluding the grant of stock options to employees and the grant of warrants at an exercise price not less than fair market value on the date of grant), which in the opinion of its Board of Directors are not adequately covered by the other provisions of this Section 7 and which would materially and adversely affect the rights of the Holder, then the Board of Directors may appoint a firm of independent certified public accountants of recognized national standing (who may be the accountants then auditing the books of the Company) to advise on the adjustment if any, on a basis consistent with the standards established in the other provisions of this Section 7, necessary with respect to the Exercise Price and number of Warrant Shares, as so to preserve, without dilution, the rights of the Holder hereunder. Upon receipt of such report, the Board shall have the power to make the adjustments, if any, it deems appropriate.

          8.   Covenants. The Company covenants and agrees that:

          (a) Reservation of Stock. During the period within which the rights represented by the Warrant may be exercised, the Company shall, at all times, reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Stock upon the exercise of this Warrant, the number of shares of Stock deliverable upon the exercise of this Warrant. If at any time the number of shares of authorized Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Stock to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or properties issuable upon exercise of this Warrant.


          (b) No Liens, etc. All Stock that may be issued upon exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

          (c) Taxes. All original issue taxes payable with respect to the issuance of shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrant;

          (d) No Diminution of Value. The Company shall not take any action to terminate this Warrant or to diminish it in value; and

          (e) Notice of Events. The Company shall give prior written notice to the Warrantholder of (i) any tender offer that is being made for any of the Company's stock; (ii) any offers to holders of Stock for subscription or purchase by them of any shares of stock of any class; (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, the sale, lease or transfer of all or substantially all of the property or assets of the Company to another corporation or the voluntary or involuntary dissolution, liquidation or winding up of the Company and (iv) any event of the type described in Section 7 hereof (all such events in clauses (i)-(iv) above are referred to as "Events"). Upon becoming aware of any pending or proposed Event, the Company shall deliver notice at least five business days before the day of the occurrence of any Event and shall describe the Event, the date it is to take place and when the holders of the Company's stock will be entitled to exchange their shares for securities or other properties deliverable upon such Event.

          9. Voting Rights. Until exercised, this Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company.

          10. Transfer Restrictions. A Warrantholder may transfer its beneficial interest or any portion thereof in the Warrant only to the Warrantholder's spouse, lineal descendants or ancestors (and their spouses) or the trustee of a trust for the principal benefit of such persons. Any transfer of ownership or control of a corporation or other entity which is a Warrantholder shall be deemed a transfer of this Warrant which must comply with the terms of this Section 10. In addition, neither this Warrant nor the Stock issuable upon the exercise hereof may be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not violation of the Securities Act of 1933, as amended (the "Act"), and any applicable state laws. The Company may place a legend to that effect on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant. Subject to the satisfaction of the aforesaid condition, this Warrant shall be
               transferable   by  the   Warrantholder.

               If  this   Warrant   is
               transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Stock that such transferee is entitled to purchase pursuant to such transfer.

          11. Stockholder Communications. Until the exercise or expiration of this Warrant, the Company shall provide each Warrantholder with each and every report or other communication mailed to the stockholders of the Company.

          12. Lost, Stolen Warrants. If this Warrant is lost, stolen mutilated or destroyed, the Company shall, on such terms as the Company may reasonably impose, including a requirement that the Warrantholder obtain a bond, issue a new Warrant of like denomination, tenor and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          13. Provisions of New Warrants. Any Warrant issued pursuant to the provisions of Section 14, or upon transfer, exchange, division or partial exercise of this Warrant or combination thereof with another Warrant or Warrants, shall set forth each provision set forth in Sections 1 through 26, inclusive, of this Warrant as each such provision is set forth herein, and shall be duly executed on behalf of the Company by an executive officer.

          14. Cancellation of Warrant. Upon surrender of this Warrant for transfer or exchange or upon the exercise hereof, this Warrant shall be canceled by the Company, shall not be reissued by the Company, and, except as provided in Section 6 in case of a transfer, no Warrant shall be issued in lieu hereof. Any new Warrant certificate shall be issued promptly but no later than 14 days after receipt of the old Warrant certificate, provided, however, that the obligation of the Company to transfer the Warrant or issue the shares of Stock upon the exercise of this Warrant shall be subject to compliance with Section 10.

          15. Complete Agreement: Modifications. This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties.

          16. Cooperation. Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

          17. Notices. All notices under this Warrant shall be in writing and shall be delivered by personal service or telegram, telecopy or certified mail, postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as set forth on the last page hereof or to such other addresses as the party to whom the same is directed will have specified.

          18. Successor and Assigns. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          19. Governing Law: Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware and without giving effect to choice of law provisions. No amendment or waiver of any provision of this Warrant, nor a consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The captions of this Warrant have been inserted for convenience only and shall have no substantive effect.

          20. Construction. No term or provision of the Warrant shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Warrant and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Warrant so affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          21. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          22. Severability. If one or more of the provisions of this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remainder of this Warrant shall not be affected.

          23. Headings. The headings in this Warrant are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Warrant or of any particular provision.

          24. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one or the same instrument.

          25. Attorney's Fees. Should any litigation be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceedings shall be entitled, in addition to such other relief as may be granted, to the attorney's fees and court costs incurred by reason of such litigation.

          26. No Brokers etc. Fees. Each party hereto represents that it is not and will not be obligated for any finder's or broker's fees or commissions in connection with this Warrant or any agreement referred to herein or contemplated hereby. The Company agrees to indemnify and hold harmless the Warrantholder from any liability for any commission or compensation in the nature of a finder's or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is alleged to be responsible.

          27. The Grant of this Warrant was approved by the Board of Directors on __________ ___, 1996.

WITNESS the signature of a duly authorized officer.

Dated:  ___________________, 1996

Hemispherx Biopharma, Inc.


By:___________________________________________________________

   ------------------------
        Title

ADDRESS OF COMPANY:

Hemispherx Biopharma, Inc.
One Penn Center
1617 JFK Boulevard
Philadelphia, PA  19103

Telephone         (215) 988-0080
Fax               (215) 988-1739

ADDRESS OF WARRANTHOLDER:




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


                           HEMISPHERx BIOPHARMA, INC.

                                  PURCHASE FORM
        To Be Executed Upon Exercise of Warrant No. _____________________

The undersigned hereby exercises the right to purchase shares of Stock, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith (makes payment of the purchase prices in full) (or requests that the Company exchange Warrant as provided in Section 6 of the Warrant). The undersigned requests that the certificate(s) for such shares shall be issued in the name set forth below:
                                            NAME OF WARRANTHOLDER

Dated: ______________________________
                                            By:    ___________________________
                                                   (Signature)

                                            Title: ____________________________
                                                   (Please Print)

                                            Name:  ____________________________
                                                  (Please Print)


                         ------------------------------

If said number of shares shall not be all the shares purchasable under the within Warrant, the Warrantholder hereby requests that a new Warrant for the unexercised portion shall be registered in the name set forth below and delivered to the address set forth above.



                                        Name:  ___________________________
                                              (Please Print)

                                        Address: __________________________

                                         ----------------------------------

                                         ----------------------------------

                                        Employee Identification Number, Social
                                        Security Number or other identifying
                                        number: _________________________